Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 3 to Registration Statement (No. 333-172165) on Form S-1 of Lighting Science Group Corporation of our report dated April 1, 2011, relating to our audit of the consolidated financial statements for the year ended December 31, 2010 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey LLP

Orlando, Florida

February 14, 2014